UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

In a Current Report on Form 8-K dated March 22, 2007 (the “March 8-K”), BioLargo, Inc. (the “Company) previously reported that it had converted an aggregate $2,193,688 of principal and accrued but unpaid interest of convertible notes held by 91 investors into an aggregate 6,072,718 shares of the Company’s common stock. Due to a clerical error in the March 8-K, the number of shares into which the convertible notes were converted was incorrectly stated. The correct number of shares into which the aggregate $2,193,688 of principal and accrued but unpaid interest of convertible notes held by the 91 investors was converted is 6,652,737 shares.

In addition, the Company converted a convertible note in the amount of $41,588 principal and accrued but unpaid interest, into 332,704 shares of the Company’s common stock, at a conversion price of $0.125 per share.

As previously reported in the March 8-K, the Company converted an aggregate $246,160 of accrued payables to thirteen of its current or former consultants into an aggregate 473,500 shares of the Company’s common stock. In addition, the Company converted an aggregate $494,136 of accrued payables to five of its current or former consultants into an aggregate 1,330,115 shares of the Company’s common stock. The conversions described in the preceding sentence were effected at various prices ranging from $0.25 to $0.63 per share.

On April 11, 2007, Augustine II, LLC (“Augustine”) converted an aggregate $717,138 of principal and accrued but unpaid interest of a convertible note, as amended (the “Augustine Note”), into 2,031,553 shares of the Company’s common stock. The Augustine Note had a maturity date of May 1, 2007. The Augustine Note provided for a conversion price equal to the last bid price of the five trading days preceding the date of conversion, or $0.353 per share. The Augustine Note and the loan agreement in respect of the Augustine Note limited Augustine to hold not more than 4.9% of the Company’s issued and outstanding common stock at any given time. In connection with the conversion of the Augustine Note, the Company waived this limitation.

On April 13, 2007, New Millennium Capital Partners, LLC (“New Millennium”) converted the $900,000 principal amount of a note, as amended (the “New Millennium Note”), into 1,636,364 shares of the Company’s common stock. The New Millennium Note had a maturity date of January 15, 2008. The New Millennium Note was converted at a price of $0.55 per share, which was the last bid price on the date of conversion. New Millennium is controlled by Dennis Calvert, the Company’s President and Chief Executive Officer.

The offerings and the sales of securities pursuant to the conversions described above are being made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Item 9.01	Financial Statements and Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007	BIOLARGO, INC.

	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer

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